UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

ARUBA NETWORKS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

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This Schedule 14A filing consists of the following communications relating to the proposed acquisition of Aruba Networks, Inc. (“Aruba”) by Hewlett-Packard Company (“HP”) and Aspen Acquisition Sub, Inc., a wholly-owned subsidiary of Parent (“Merger Sub”) pursuant to the terms of an Agreement and Plan of Merger, dated March 2, 2015, by and among Aruba, HP and Merger Sub:

(i)	Letter from Dominic Orr to Employees

Each item listed above was first used or made available on March 18, 2015.

Aruba Team —

It has been two weeks since we announced that Aruba and HP are combining forces. I want to thank the entire Aruba family for your professionalism and focus for these first two weeks. I realize that news of this magnitude carries with it a lot of questions …. from employees, from partners and our customers. I would like to provide an update to make sure we all have the latest.

First off, I am pleased to report that we saw overwhelmingly positive reactions from customers and partners at our Atmosphere 2015 conference. It certainly wasn’t easy to announce this news the same week as our biggest event of the year. But looking back, the timing proved fortuitous, as we were able to spend quality, face-to-face time with our most loyal customers and partners. Their biggest question? Would they still be working with the same, passionate, innovative company moving forward. They want to know that our “white glove” customer service model will endure. They want to know that their field experts will continue to solve their biggest mobility challenges. They want to know that our innovation engine will continue to drive great new products to market.

Of course, my answer to all was an emphatic “YES!” I believe these questions served as a powerful testament to what we have accomplished together. The clear message that Keerti and I will be leading the charge, under the flag of the Aruba brand, proved very reassuring. But of course, we still have work to do between now and close. We have more than 40,000 customers globally, and it is up to us to continue to articulate our vision and aspirations for a combined Aruba and HP. I want to encourage all Arubans to reach out to any executive staff member to help with any questions or concerns you may encounter, either within the company or in the market.

I can tell you that the spirit of this transaction is absolutely shared by the leaders at HP. Earlier this week, I took the stage at HP’s Global Partner Conference with Meg Whitman. My audience was HP’s top 2,000 partners worldwide. I delivered our message about our mobility mission, and how this combination with HP can position everyone at the conference for great success. My message was very well received by HP’s partner base. HP leadership, starting with Meg, continue to express their enthusiasm and intent to let Aruba forge ahead as we always have. The exciting opportunity is to do so with the added scale and global reach of HP.

The deal remains on track. We have filed our proxy statements with the SEC, and I am very appreciative of all of the team’s efforts to move the process along. I remain hopeful that we can close in the early side of the announced May – October 2015 window. I do understand that this move has prompted many questions. I know it is hard to wait for those answers as we work through the integration and legal processes. I did want to call attention to key new information that we just posted to Arubapedia earlier this week:

•	First, the Aruba bonus payout and yearly focal appraisal is on track. We have just paid out 1H FY15 bonuses for all eligible employees, and the 2H bonus plan will be administered and paid in ordinary course.

•	This is an important message: Following the close, HP intends to provide jobs to all Aruba employees at existing target annual compensation (base + target bonus).

I think these important points underscore HP’s intent to retain and grow our company culture and success. As Meg put it succinctly in her remarks at Atmosphere, she wants to “let it run”. For all of us, this starts with maintaining an intense focus on Aruba, our business, and a great Q3 result. We are continuing full throttle with our growth plans. In April, we will be opening our new Portland facility. Plans are underway for a significant expansion to our Bangalore footprint. And every day I am seeing exciting wins come in for Aruba. Gartner has weighed in on this acquisition, and sees it as a big positive for Aruba, for HP and for the market. I will continue to provide updates as we move through the acquisition process. Communication and candor are very important in these times of transition, and the executive team, starting with me, are here to answer your questions.

Thank you!

Dominic Orr

President and CEO

Additional Information and Where to Find It

In connection with the transaction, Aruba has filed a preliminary proxy statement of Schedule 14A with the Securities and Exchange Commission (the “SEC”). Promptly after filing its definitive proxy statement with the SEC, Aruba will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the transaction. INVESTORS AND SECURITY HOLDERS OF ARUBA ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT ARUBA WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ARUBA AND THE TRANSACTION. The definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the transaction (when they become available), and any other documents filed by Aruba with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or through the investor relations section of Aruba’s website (http://www.arubanetworks.com).

Participants in the Solicitation

Aruba and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Aruba’s stockholders with respect to the transaction. Information about Aruba’s directors and executive officers and their ownership of Aruba’s common stock is set forth in Aruba’s proxy statement on Schedule 14A filed with the SEC on October 24, 2014. Information regarding the identity of the potential participants, and their direct or indirect interests in the transaction, by security holdings or otherwise, are set forth in the proxy statement and other materials to be filed with SEC in connection with the transaction.

Forward-Looking Statements

The communication above contains “forward-looking statements,” relating to the acquisition of Aruba by HP. All statements other than historical facts included in this communication, including, but not limited to, statements regarding the timing and the closing of the transaction, the expected benefits of the transaction, prospective performance and future business plans, and any assumptions underlying any of the foregoing, are forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or unknown, or unknown risks or uncertainties materialize, actual results could vary materially from the parties’ expectations and projections. Risks and uncertainties include, among other things, uncertainties regarding the timing of the closing of the transaction; uncertainties as to Aruba’s stockholder approval of the transaction; the possibility that various closing conditions to the merger may not be satisfied or waived, including that a governmental entity may prohibit, delay, or refuse to grant approval for the consummation of the transaction; that there is a material adverse change to Aruba; the outcome of any legal proceedings relating to the Merger or the Merger Agreement; risks to the consummation of the Merger, including risk that the Merger will not be consummated within the expected time period or at all; other business effects, including effects of industry, economic or political conditions outside Aruba’s control; transaction costs; actual or contingent liabilities; as well as other cautionary statements contained elsewhere herein and the other risks that are described in Aruba’s Annual Report on Form 10-K of Aruba for the fiscal year ended July 31, 2014, the Quarterly Report on Form 10-Q of Aruba for the fiscal quarter ending October 31, 2014, the Quarterly Report on Form 10-Q of Aruba for the fiscal quarter ending January 31, 2015 and Aruba’s other filings with the Securities and Exchange Commission. Aruba assumes no obligation and does not intend to update these forward-looking statements.